MASTER EQUIPMENT LEASE AGREEMENT


     Quad-K Leasing, Inc., an Arizona corporation ("Lessor"), 5601 West Buckeye Road, Phoenix, Arizona 85043, and Knight Transportation Indianapolis, Inc., an Arizona corporation ("Lessee"), 5601 West Buckeye Road, Phoenix, Arizona 85043, hereby enter into the following agreement.

     1. Lease. Lessor hereby leases to Lessee, and Lessee agrees to lease from Lessor that certain Equipment described in Exhibit "A" hereto. Lessor hereby agrees to lease to Lessee and Lessee agrees to Lease from Lessor any additional Equipment listed on Exhibit "A" hereto from time to time and any Equipment shown in Lessor's records as leased to the Lessee. Lessor is a licensed motor vehicle carrier (MC #227271). Lessor shall be responsible for obtaining and paying any motor vehicle carrier license or tax on any of the Equipment.

     2. Possession and Use. The Equipment shall be kept in Lessee's possession and Lessee shall be responsible for the care and maintenance of all such Equipment. The Equipment shall be used solely in connection with Lessee's medium to short haul truckload carrier business and shall be stored and maintained at Lessee's principal place of business located at 23623 Colonial Parkway, Katy, Texas. The Equipment shall be used solely in the loading and transportation of personal property in connection with Lessee's truckload carrier business.

     3. Lease Term. The Lease shall govern the lease of equipment between Lessor and Lessee from and after October 1, 1998. The initial term of this Lease shall expire on September 30, 1999. The Lease shall be automatically renewed for successive additional one year terms, without action by Lessor or Lessee, unless Lessee notifies Lessor within 30 days prior to the expiration of any Lease term (or renewal thereof) that it is terminating this Lease.

     4. Rent.  In  consideration  for this Lease,  Lessee shall pay to Lessor an
amount  equal  to  all  Lessor's  costs  of  operations,   including   equipment
maintenance, and such other amounts as Lessor may be required to pay with respect to the Equipment leased hereby, except as otherwise provided in Section
13. Lessor shall bill Lessee and Lessee shall pay monthly the Rent due hereunder. As additional rent, Lessee agrees to pay Lessor 100% of all detention and accessorial service charges.

     5. Loading and Unloading. Lessee shall be solely responsible for loading and unloading the Equipment. In the event Lessor loads the Lessee's Equipment, Lessor shall be entitled to assess Lessee a reasonable charge therefor.

     6. Return of the Equipment. At the expiration of the term of this Lease, Lessee shall, at its own cost and expense, return the Equipment to Lessor at to a place designated by Lessor, in as good condition and repair as it presently is, reasonable wear and tear and normal depreciation excepted. Lessee shall not be obligated to replace, return or repair any loss or total damage covered by insurance which Lessee is obligated to provide and carry pursuant to this Lease, if Lessee elects to pay such insurance proceeds to Lessor. In that event, the
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Equipment  shall be removed  from this Lease and Lessor shall not be entitled to any rental from such removed Equipment, after payment of all insurance proceeds to Lessor.

     7. Driver Requirements. Lessee shall be solely responsible for maintaining all driver logs, cargo manifests, driver records, delivery records and any other documentation required by the United States Department of Transportation ("DOT"). Lessee shall at all times comply with all federal, state and local laws relating to or governing the Equipment or its operation. Lessee acknowledges that motor carriers are required to use drivers who are qualified under the safety regulations set forth at 49 CFR ss.ss. 391.63 through 391.65. In addition, Lessee acknowledges that 49 CFR ss. 395.8(j)(2) requires a motor carrier who uses a driver intermittently to obtain from that driver a signed statement giving the total time on duty during the immediately preceding seven days from the time at which the driver was last relieved from duty prior to beginning work for the motor carrier. Lessee agrees to comply at all times with all laws applicable to the operation of the Equipment and applicable to Lessee as a truck-load motor carrier, including, without limitation, any state and federal laws governing safety, use, weight or size requirements or governing the nature of the cargo which may be transported or the financial responsibility requirements relating to the operation of a motor carrier including, without limitation, any requirements relating to insurance or self-insurance.

     8. Title. Title to the Equipment shall remain in Lessor and the Equipment shall constitute the personal property of Lessor. Lessee agrees to keep the Equipment free and clear of any and all liens, encumbrances or claims created by, through or as a result of Lessee's use of the Equipment during the term of this Lease. Lessor may lien or encumber the Equipment at any time and to any extent.

     9. Insurance. Lessee shall, at its own expense, insure the Equipment against loss by fire, theft and extended risk coverage, including collision and property damage and personal liability insurance. Property damage insurance shall be in an amount equal to the full value of the Equipment as determined by Lessor. In addition, Lessee shall obtain and maintain in force and effect insurance coverage for personal injury, collision, and comprehensive damage and property damage not less than $1,000,000 per occurrence, with an aggregate limit of not less than $1,000,000 per occurrence. Lessor may self-insure claims for personal injury, collision, comprehensive damage and property damage up to a maximum limit of $250,000 per occurrence and for collision, comprehensive, and cargo liability and up to a combined limit of $50,000 per occurrence. Lessee shall cause Lessor to be named on such policies as an additional insured. Lessee shall provide evidence of such coverage to Lessor at Lessor's written request. Lessee shall pay all premiums for such insurance prior to delinquency and shall not permit coverage to lapse or be terminated during the term of this Lease.

     10. Indemnity. Lessee hereby agrees to indemnify and hold Lessor harmless for, from and against any and all actions, claims, demands, liabilities, damages or costs or expenses, including attorneys' fees and costs of court, expert's fees and other fees or costs, arising from or in connection with any claim brought or asserted against Lessor by any person or entity on account of or in connection with Lessee's operation of the Equipment, whether such claim results from personal injury, death, or damage to property or cargo, so long as such claim is caused in whole or in part by Lessee's use or operation of the Equipment during the term of this Lease. Lessor's indemnification rights hereunder shall be in addition to any contractual or other rights it may have against Lessee under the terms and conditions of this Lease.

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     11. Inspection of Equipment.  Lessee shall,  upon Lessor's request,  permit
Lessor or its representative to inspect the Equipment at any location where it is stored and Lessee shall provide Lessor with reasonable access to the Equipment from time to time in order to determine its condition and whether Lessee is maintaining the Equipment in accordance with the terms and conditions of this Lease.

     12. Maintenance and Repair. Lessor shall perform all maintenance and repair of the Equipment including, without limitation, day-to-day maintenance and the replacement of engines or other capital items. Lessee shall cooperate with Lessor to establish a regular maintenance schedule for each piece of Equipment subject to this Lease.

     13. Taxes and Assessments. Lessee shall reimburse Lessor for all taxes, excise taxes, business privilege taxes, rental taxes, license or franchise fees, personal property taxes, assessments, and any and all other governmental charges, fees, fines, penalties or levies whatsoever whether assessable with respect to the Equipment, whether payable by Lessor or Lessee relating to the Equipment or the use, rental, transportation or delivery or operation thereof or of any cargo carried thereby; provided, however, that Lessor shall have the sole obligation to pay, and shall pay, the Arizona motor carrier tax, the federal highway use tax and all use taxes levied with respect to the Equipment, including the use tax payable on purchase of the Equipment.

     14. Default. The occurrence of any one or more of the following events shall constitute a material default under and a breach of this Lease:

          a. Failure by Lessee to pay, when due, the rent provided herein or to make any other payment of money required by Lessor.

          b. Failure to pay, when due, any tax, assessment, premium or other amount provided herein and designated as the responsibility of Lessee.

          c. Failure to observe or perform any covenant, agreement, condition or provision of this Lease.

          d. The levy under execution, attachment by legal process, or filing or creation of the lien against Lessee's interest in the Equipment.

          e. Lessee becomes insolvent, bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver.

          f. The institution of any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under the bankruptcy law, or similar law for the relief of creditors, by or against Lessee and, if instituted against Lessee by another, such proceedings are (i) allowed against it, (ii) consented to by Lessee, or (iii) not dismissed within 60 days after the institution of such proceedings.

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          g.  The   attachment,   execution   or  other   judicial   seizure  of
substantially all Lessee's assets, if such seizure is not discharged within 30 days.

     15. Lessor's Remedies. In the event of a default hereunder which is not cured within 30 days after the occurrence of such default, Lessor shall have the right to exercise any one or more of the following remedies:

          a. Terminate this Lease, by giving Lessee notice of termination, in which event this Lease shall end and all right, title and interest of Lessee in the Equipment shall expire and terminate.

          b. Terminate the right of Lessor to the Equipment without terminating this Lease by giving notice to Lessee that Lessee's right of possession shall end as of the date stated in the termination notice.

          c. Enforce the provisions of this Lease and protect the rights of Lessor hereunder by action in law or equity.

          d. Seek any other relief, whether available at law or in equity.

          e. If Lessor terminates the right of Lessee to possession without terminating this Lease, such termination shall not release Lessee, in whole or in part, from Lessee's obligation to pay rent or any other amounts due hereunder. In the event of the termination of this Lease, together with Lessor's termination of Lessee's right to possession, Lessor shall be entitled to recover all rent due as of the time of termination, all expenses required to be paid by Lessee through the date of termination, plus any and all damages Lessor may incur.

          f. In the event of any default under this Lease, Lessee shall pay Lessor's costs, charges and expenses, including reasonable costs and attorney's fees, and any costs of court, including expert's fees and accounting fees. In the event of any default hereunder, Lessor shall have the right to enter Lessee's premises and reclaim possession of the Equipment.

     16. Waivers. Lessor may waive any default hereunder without waiving any other then existing or future default. All remedies of Lessor hereunder are cumulative and are in addition to any other remedies available at law or in equity that Lessor may have and Lessor may, to the extent permitted by law, exercise such remedies concurrently or separately, and exercise of any one remedy shall not be deemed an election of such a remedy to preclude the exercise of any other remedy.

     17. Legal Costs and Attorneys' Fees. In the event suit or other legal action is initiated by either party to enforce its rights hereunder, the party who does not prevail agrees to pay to the prevailing party its reasonable attorneys' fees and costs of court.

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     18. Time. Time is of the essence of this Lease and every covenant, term and condition hereof.

     19. Controlling Law. The substantive laws of the State of Arizona shall govern the validity, performance and enforcement of this Lease without respect to any choice of law provisions.

     20. Notices. Any notice required to be given under this Lease shall be in writing and may be delivered personally or by courier or sent by United States mail, postage prepaid, addressed to the party at the address shown in this Lease, unless a written notice of change of address is given, in which event notice shall be sent to the address given in such change. Any notice, which is mailed in accordance with the preceding sentence, shall be deemed to be delivered three business days after the date such notice is deposited in the United States mail, postage prepaid.

     21. Counterparts and Supersession. This Lease may be executed in one or more counterparts and, when so executed, those executed counterpart shall constitute a single, binding agreement between and among those parties signatory thereto. This Lease amends and supersedes all prior equipment leases between Lessor and Lessee.

     DATED this 28th day of October, 1998.

                                       LESSOR:

                                       QUAD-K LEASING, INC.,
                                       an Arizona corporation,



                                       By /s/ Kevin P. Knight
                                       -----------------------------

                                       Its President
                                       --------------------------


                                       By /s/ Clark Jenkins
                                       -----------------------------

                                       Its Secretary
                                       --------------------------

                                       LESSEE:

                                       KNIGHT TRANSPORTATION INDIANAPOLIS, INC., an Arizona corporation


                                       By /s/ Kevin P. Knight
                                       -----------------------------

                                       Its President
                                       --------------------------

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                                    EXHIBIT A


     All Lessor's tractors and trailers, as more particularly reflected on Lessor's records.